Exhibit 99.1

Coupa Software Reports Third Quarter Fiscal 2023 Financial Results

•	Quarterly Subscription Revenues of $198 Million, 20% Year-Over-Year Growth

•	Quarterly Revenues of $217 Million, 17% Year-Over-Year Growth

•	Quarterly Subscription Calculated Billings of $206 Million, 20% Year-Over-Year Growth

•	Quarterly Operating Cash Flows and Adjusted Free Cash Flows of $71 Million and $66 Million, Respectively

•	Enters into Definitive Agreement to be Acquired by Thoma Bravo for $8.0 Billion

SAN MATEO, Calif., December 12, 2022 — Coupa Software (NASDAQ: COUP) today announced financial results for its third fiscal quarter ended October 31, 2022.

Third Quarter Results:

•	Total revenues were $217.3 million, an increase of 17% compared to the same period last year. Subscription revenues were $198.4 million, an increase of 20% compared to the same period last year.

•	GAAP operating loss was $77.4 million, compared to $56.1 million for the same period last year. Non-GAAP operating income was $16.5 million, compared to $27.9 million for the same period last year.

•

GAAP net loss attributable to Coupa Software Incorporated was $84.7 million, compared to $91.2 million for the same period last year. GAAP net loss per basic and diluted share attributable to Coupa Software Incorporated was $1.11, compared to $1.23 for the same period last year. Non-GAAP net income attributable to Coupa Software Incorporated was $11.6 million, compared to $23.5 million for the same period last year. Non-GAAP net income per diluted share attributable to Coupa Software Incorporated was $0.15, compared to $0.31 for the same period last year.

•	Operating cash flows and adjusted free cash flows were $71.3 million and $65.5 million, respectively.

See the section titled “Non-GAAP Financial Measures” and the reconciliation tables below for important information regarding the non-GAAP financial measures used by Coupa.

Recent Business Highlights:

•

Welcomed many new customers into the Coupa community in Q3, including the following: Aareal Bank, Alltech Inc., Bahrain Tender Board, Banco Agromercantil de Guatemala, S. A., Central Romana Corporation Ltd., Ecolab Inc., First Watch, Fivetran Inc., Hargreaves Lansdown Asset Management Limited, Intercom Inc., Moto Honda da Amazonia Ltda, netgo group GmbH, Nissan Motor Co., Ltd., Noble Drilling Services Inc., RCL Foods, Scale AI, Inc, SoFi, Summit Materials Inc., Therm-O-Disc Inc., and West Dermatology

•	Named a Leader in the 2022 Gartner Magic Quadrant for Procure-to-Pay Suites

•	Named a Leader in The Forrester Wave: Collaborative Supply Networks, Q4 2022

•	Received Gartner Peer Insights Customers’ Choice Distinction for Supply Chain Planning

•	Recognized as a Leader for Third Party Risk Management in IDC’s MarketScape Report

•	Named a Leading Contender in the Aite Matrix Evaluation: Treasury Management Systems, EMEA, 2022

•	Concluded its 2022 Executive Summit series, gathering 500+ executives across Australia, Singapore, Europe, London, and the U.S to collaborate, learn, and share BSM success stories

•	Published the results of its annual Retail Holiday Supply Chain study

•	Hosted Global Impact Week, uniting the Coupa community to drive impact in local communities

•	Launched a new Employee Resource Group (ERG) to support the Asian and Pacific Islander (API) community

•	Opened registration for Inspire 2023 in America and Europe, Coupa’s annual Business Spend Management (BSM) community event

Transaction with Thoma Bravo:

In a separate press release issued today, Coupa announced it has entered into a definitive agreement to be acquired by Thoma Bravo. A copy of the press release and supplemental materials, including an investor presentation, can be found on the investor relations page of Coupa’s website at investors.coupa.com. The additional details and information about the terms and conditions of the definitive agreement and the transactions contemplated today are available in the Current Report on Form 8-K filed by Coupa with the Securities and Exchange Commission (SEC).

Given the announced transaction, Coupa will not host an earnings conference call or provide financial guidance in conjunction with this earnings release. Coupa is also withdrawing its previous financial guidance for fiscal 2023 and has suspended any further updates as a result of the pending transaction. For further detail and discussion of Coupa’s financial performance please refer to Coupa’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2022, which will be filed later today with the SEC.

Non-GAAP Financial Measures:

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP operating income, non-GAAP net income attributable to Coupa Software Incorporated, non-GAAP net income per basic and diluted share attributable to Coupa Software Incorporated, adjusted free cash flows and adjusted free cash flows margin. Coupa believes these non-GAAP measures are useful in evaluating its operating performance and Coupa’s management regularly reviews and uses these measures for business planning and other purposes.

Non-GAAP operating income and non-GAAP net income attributable to Coupa Software Incorporated exclude certain items from the corresponding GAAP measures, including: stock-based compensation, amortization of acquired intangible assets, amortization of debt issuance costs, gain or loss on conversion of convertible senior notes, gain or loss on non-marketable investments, insurance proceeds for loss recoveries, the adjustment attributable to redeemable non-controlling interests, non-recurring income tax adjustments, and income tax effects, and prior to the adoption of ASU 2020-06 on February 1, 2022, amortization of debt discount costs. In addition, the weighted average diluted shares figure used to calculate non-GAAP net income per share attributable to Coupa Software Incorporated reflects the anti-dilutive impact of the if-converted method related to the convertible notes, if any.

Beginning in the three months ended April 30, 2022, we utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of stock-based compensation, amortization of acquired intangible assets, and amortization of debt issuance costs. The projected rate considers other factors such as our current operating structure, and existing tax positions in various jurisdictions. Additionally, due to historic profitability on a non-GAAP basis, there are no valuation allowances recorded against the non-GAAP deferred tax assets globally. We will periodically reevaluate the projected long-term tax rate, as necessary, for significant events, based on our ongoing analysis of relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

Adjusted free cash flows is defined as net cash provided by operating activities, less purchases of property and equipment, and prior to the adoption of ASU 2020-06 on February 1, 2022, plus repayments of convertible senior notes attributable to debt discount, plus one-time payout of legacy unvested equity awards accelerated in conjunction with a business combination. Coupa has the ability to settle conversions related to its senior notes through the use of cash, shares of its common stock, or a combination of both, at its election. Adjusted free cash flow margin is defined as adjusted free cash flows divided by total revenues.

Coupa believes these non-GAAP measures are useful to investors and other users of its financial information because they provide a way to measure and evaluate Coupa’s underlying operating performance and the strength of its core business consistently across the periods presented. Coupa believes these non-GAAP measures are also useful for comparing its operating performance to that of other companies in its industry, because they eliminate the effects of certain items that may vary between companies for reasons unrelated to their operating performance. Coupa believes that adjusted free cash flows also provides a useful measure of the company’s capital strength and liquidity, although it is not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures.

Coupa uses these non-GAAP measures in conjunction with GAAP measures as part of its overall assessment of its performance and liquidity, including the preparation of its annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies, and to communicate with its board of directors concerning its financial performance and liquidity. Coupa’s definitions of its non-GAAP measures may differ from those used by other companies for similarly-titled measures, and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, Coupa’s non-GAAP measures should be considered in addition to, not as substitutes for, or in isolation from, the company’s GAAP results.

Coupa encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures. In addition, Coupa compensates for the limitations of its non-GAAP financial measures by providing a reconciliation of each non-GAAP measure to the most directly comparable GAAP financial measure. These reconciliations are included in the tables attached to this release.

Forward-Looking Statements:

This release includes forward-looking statements. All statements other than statements of historical facts, including the proposed transaction with Thoma Bravo, are forward-looking statements. These forward-looking statements are based on Coupa’s current expectations about future events.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, without limitation: Coupa is subject to macroeconomic uncertainties driven by inflation, rising interest rates, the Russia-Ukraine conflict, and the COVID-19 pandemic; Coupa has a limited operating history at its current scale, which makes it difficult to predict its future operating results; Coupa may not be able to manage its recent rapid growth effectively; risks related to past and future business acquisitions, including their integration with Coupa’s existing business model, operations and culture; if Coupa is unable to attract new customers, the growth of its revenues will be adversely affected; because its platform is sold to large enterprises with complex operating environments, Coupa encounters long and unpredictable sales cycles; the markets in which Coupa participates are intensely competitive; Coupa’s business depends in part on its customers renewing their subscriptions and purchasing additional subscriptions; Coupa may not be successful in expanding its sales efforts or developing widespread brand awareness in a cost-effective manner; the loss of the services of Coupa’s chief executive officer or one or more of its key employees, or an inability to attract and retain highly skilled employees; Coupa’s international operations expose it to risks inherent in international sales; risks and liabilities related to breach of its security measures or unauthorized access to customer data; the impact of foreign currency exchange rates; failure to integrate Coupa’s platform with a variety of third-party technologies, making its platform less marketable; any failure to protect intellectual property rights; changes in privacy laws, regulations and standards may cause Coupa’s business to suffer; risks relating to servicing Coupa’s debt; the price, amount and timing of any share repurchases, Coupa’s failure to complete, or delays in completing, the potential merger with Thoma Bravo (the Merger) and disruptions in Coupa’s business caused by the potential Merger; whether or not the Merger will be completed; and lawsuits may be filed against Coupa and members of its board of directors as a result of the Merger.

These and other risks and uncertainties that could affect Coupa’s future results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Coupa’s quarterly report on Form 10-Q filed with the SEC on September 7, 2022, which is available at investors.coupa.com and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other periodic filings Coupa makes with the SEC.

The forward-looking statements in this release reflect Coupa’s expectations as of December 12, 2022. Coupa undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Coupa Software

Coupa empowers companies around the world with the visibility and control they need to spend smarter and safer. To learn more about how Coupa can help you spend smarter, visit www.coupa.com. Read more on the Coupa Blog or follow @Coupa on Twitter.

Investor Relations:

Ravin Bramhe

ir@coupa.com

COUPA SOFTWARE INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Revenues:
Subscription	$198,409	$164,745	$569,549	$461,079
Professional services and other	18,927	21,071	55,261	70,912

Total revenues	217,336	185,816	624,810	531,991
Cost of revenues:
Subscription	65,427	52,279	184,364	154,701
Professional services and other	22,289	25,341	67,489	81,865

Total cost of revenues	87,716	77,620	251,853	236,566

Gross profit	129,620	108,196	372,957	295,425

Operating expenses:
Research and development	49,158	39,990	139,134	125,625
Sales and marketing	111,599	83,779	315,767	237,902
General and administrative	46,248	40,513	130,328	116,139

Total operating expenses	207,005	164,282	585,229	479,666

Loss from operations	(77,385)	(56,086)	(212,272)	(184,241)
Interest expense	(3,547)	(31,130)	(10,642)	(90,854)
Other income (expense), net	393	(1,298)	(4,032)	(2,746)

Loss before provision for (benefit from) income taxes	(80,539)	(88,514)	(226,946)	(277,841)
Provision for (benefit from) income taxes	3,565	(476)	8,957	(2,697)

Net loss	(84,104)	(88,038)	(235,903)	(275,144)

Net loss attributable to redeemable non-controlling interests	(353)	(273)	(1,019)	(790)
Adjustment attributable to redeemable non-controlling interests	924	3,438	6,533	8,673

Net loss attributable to Coupa Software Incorporated	$(84,675)	$(91,203)	$(241,417)	$(283,027)

Net loss per share, basic and diluted, attributable to Coupa Software Incorporated	$(1.11)	$(1.23)	$(3.19)	$(3.85)

Weighted-average number of shares used in computing net loss per share, basic and diluted	76,040	74,133	75,635	73,514

COUPA SOFTWARE INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	October 31, 2022	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$521,598	$506,459
Marketable securities	338,530	223,032
Accounts receivable, net of allowances	200,841	226,191
Prepaid expenses and other current assets	30,866	38,270
Deferred commissions, current portion	24,013	21,096

Total current assets	1,115,848	1,015,048
Property and equipment, net	34,998	30,576
Deferred commissions, net of current portion	50,959	48,562
Goodwill	1,514,550	1,514,550
Intangible assets, net	414,338	510,663
Operating lease right-of-use assets	36,518	42,659
Other assets	26,496	31,121

Total assets	$3,193,707	$3,193,179

Liabilities, Redeemable Non-Controlling Interests, and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,752	$4,610
Accrued expenses and other current liabilities	125,958	79,160
Deferred revenue, current portion	482,145	468,783
Current portion of convertible senior notes, net	2	1,639
Operating lease liabilities, current portion	13,677	12,760

Total current liabilities	626,534	566,952
Convertible senior notes, net	2,161,519	1,614,257
Deferred revenue, net of current portion	34,362	22,655
Operating lease liabilities, net of current portion	22,852	31,172
Other liabilities	45,477	52,481

Total liabilities	2,890,744	2,287,517

Redeemable non-controlling interests	19,152	12,084
Stockholders’ equity:
Preferred stock, $0.0001 par value per share	—	—
Common stock, $0.0001 par value per share	8	7
Additional paid-in capital	1,225,829	1,778,840
Accumulated other comprehensive income	7,005	9,643
Accumulated deficit	(949,031)	(894,912)

Total stockholders’ equity	283,811	893,578

Total liabilities, redeemable non-controlling interests, and stockholders’ equity	$3,193,707	$3,193,179

COUPA SOFTWARE INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended October 31,
	2022	2021
Cash flows from operating activities
Net loss attributable to Coupa Software Incorporated	$(241,417)	$(283,027)
Net loss and adjustment attributable to redeemable non-controlling interests	5,514	7,883

Net loss	(235,903)	(275,144)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	107,399	109,900
Amortization (accretion) of premium (discount) on marketable securities, net	(1,118)	625
Amortization of deferred commissions	17,567	13,335
Amortization of debt discount and issuance costs	5,435	85,716
Stock-based compensation	172,254	145,251
Loss on conversion of convertible senior notes	—	357
Repayments of convertible senior notes attributable to debt discount	—	(1,338)
Other	(1,682)	(3,204)
Changes in operating assets and liabilities net of effects from acquisitions:
Accounts receivable	25,004	21,433
Prepaid expenses and other current assets	7,743	4,529
Other assets	16,156	13,968
Deferred commissions	(23,023)	(22,445)
Accounts payable	511	500
Accrued expenses and other liabilities	33,987	6,795
Deferred revenue	25,804	3,630

Net cash provided by operating activities	150,134	103,908

Cash flows from investing activities
Purchases of marketable securities	(287,218)	(116,583)
Maturities of marketable securities	166,181	94,142
Sales of marketable securities	4,597	94,916
Acquisitions, net of cash acquired	244	(46,719)
Purchases of other investments	(2,000)	(10,000)
Purchases of property and equipment	(14,005)	(10,256)

Net cash (used in) provided by investing activities	(132,201)	5,500

Cash flows from financing activities
Investment from redeemable non-controlling interests	2,111	2,223
Repayments of convertible senior notes	(1,750)	(5,748)
Proceeds from the exercise of common stock options	1,223	7,444
Proceeds from issuance of common stock for employee stock purchase plan	17,194	21,626
Repurchases of common stock	(20,006)	—

Net cash (used in) provided by financing activities	(1,228)	25,545

Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash	(1,912)	(178)
Net increase in cash, cash equivalents, and restricted cash	14,793	134,775
Cash, cash equivalents, and restricted cash at beginning of year	510,339	327,589

Cash, cash equivalents, and restricted cash at end of period	$525,132	$462,364

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$521,598	$458,195
Restricted cash included in other assets	3,534	4,169

Total cash, cash equivalents, and restricted cash	$525,132	$462,364

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended October 31, 2022

(in thousands, except percentages and per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Issuance Costs	Other (2)	Income Tax Effects and Adjustments (3)	Non-GAAP
Costs and expenses:
Costs of subscription	$65,427	$(5,253)	$(18,394)	$—	$—	$—	$41,780
Costs of professional services and other	22,289	(5,781)	(801)	—	—	—	15,707
Gross profit	59.6%	5.1%	8.8%	0.0%	0.0%	0.0%	73.5%
Research and development	49,158	(15,591)	—	—	—	—	33,567
Sales and marketing	111,599	(19,727)	(12,591)	—	—	—	79,281
General and administrative	46,248	(17,675)	—	—	1,929	—	30,502
Income (loss) from operations	(77,385)	64,027	31,786	—	(1,929)	—	16,499
Operating margin	(35.6)%	29.5%	14.6%	0.0%	(0.9)%	0.0%	7.6%
Interest expense	(3,547)	—	—	1,839	—	—	(1,708)
Other income, net	393	—	—	—	—	—	393
Income (loss) before provision for income taxes	(80,539)	64,027	31,786	1,839	(1,929)	—	15,184
Provision for income taxes	3,565	—	—	—	—	324	3,889
Net income (loss)	(84,104)	64,027	31,786	1,839	(1,929)	(324)	11,295
Net loss attributable to non-controlling interests	(353)	—	—	—	—	—	(353)
Adjustment attributable to non-controlling interests	924	—	—	—	924	—	—
Net income (loss) attributable to Coupa Software Incorporated	(84,675)	64,027	31,786	1,839	(1,005)	(324)	11,648
Net income (loss) per share, basic, attributable to Coupa Software Incorporated (1)	$(1.11)						$0.15
Net income (loss) per share, diluted, attributable to Coupa Software Incorporated (1)	$(1.11)						$0.15

(1)

GAAP net loss per share attributable to Coupa Software Incorporated is calculated based upon 76,040 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share attributable to Coupa Software Incorporated is calculated based upon 76,040 basic and 87,089 diluted weighted-average shares of common stock. As a result of our adoption of ASU 2020-06 on February 1, 2022, the company uses the if-converted method to calculate the non-GAAP net income per diluted share attributable to Coupa Software Incorporated related to the convertible notes. Approximately 9,699 shares related to the convertible notes were therefore included in the non-GAAP diluted share number, while the numerator used to compute this measure was increased by $1.2 million for after-tax interest expense savings related to our convertible notes.

(2)	Other consists of insurance proceeds for loss recoveries and an adjustment attributable to redeemable non-controlling interests to its redemption amount.
(3)

During the three months ended October 31, 2022, the company utilized a long-term projected tax rate in the computation of the non-GAAP provision for income taxes to provide better consistency across the interim reporting periods.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended October 31, 2021

(in thousands, except percentages and per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Loss on Conversion of Convertible Senior Notes	Other (2)	Non-GAAP
Costs and expenses:
Costs of subscription	$52,279	$(4,162)	$(16,736)	$—	$—	$—	$31,381
Costs of professional services and other	25,341	(4,729)	(3,642)	—	—	—	16,970
Gross profit	58.2%	4.8%	11.0%	0.0%	0.0%	0.0%	74.0%
Research and development	39,990	(11,357)	—	—	—	—	28,633
Sales and marketing	83,779	(13,217)	(13,140)	—	—	—	57,422
General and administrative	40,513	(16,994)	—	—	—	—	23,519
Income (loss) from operations	(56,086)	50,459	33,518	—	—	—	27,891
Operating margin	(30.2)%	27.2%	18.0%	0.0%	0.0%	0.0%	15.0%
Interest expense	(31,130)	—	—	29,454	—	—	(1,676)
Other expense, net	(1,298)	—	—	—	228	—	(1,070)
Income (loss) before provision for (benefit from) income taxes	(88,514)	50,459	33,518	29,454	228	—	25,145
Provision for (benefit from) income taxes	(476)	733	1,629	—	—	—	1,886
Net income (loss)	(88,038)	49,726	31,889	29,454	228	—	23,259
Net loss attributable to non-controlling interests	(273)	—	—	—	—	—	(273)
Adjustment attributable to non-controlling interests	3,438	—	—	—	—	3,438	—
Net income (loss) attributable to Coupa Software Incorporated	(91,203)	49,726	31,889	29,454	228	3,438	23,532
Net income (loss) per share, basic, attributable to Coupa Software Incorporated (1)	$(1.23)						$0.32
Net income (loss) per share, diluted, attributable to Coupa Software Incorporated (1)	$(1.23)						$0.31

(1)

GAAP net loss per share attributable to Coupa Software Incorporated is calculated based upon 74,133 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share attributable to Coupa Software Incorporated is calculated based upon 74,133 basic and 76,754 diluted weighted-average shares of common stock. The company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.

(2)

Other consists of the removal of a one-time income tax benefit associated with the remeasurement of foreign deferred tax assets and an adjustment attributable to non-controlling interests to its redemption amount.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Nine Months Ended October 31, 2022

(in thousands, except percentages and per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Issuance Costs	Other (2)	Income Tax Effects and Adjustments (3)	Non-GAAP
Costs and expenses:
Costs of subscription	$184,364	$(14,586)	$(54,148)	$—	$—	$—	$115,630
Costs of professional services and other	67,489	(16,008)	(4,244)	—	—	—	47,237
Gross profit	59.7%	4.9%	9.3%	0.0%	0.0%	0.0%	73.9%
Research and development	139,134	(42,411)	—	—	—	—	96,723
Sales and marketing	315,767	(53,017)	(37,933)	—	—	—	224,817
General and administrative	130,328	(46,229)	—	—	1,929	—	86,028
Income (loss) from operations	(212,272)	172,251	96,325	—	(1,929)	—	54,375
Operating margin	(34.0)%	27.6%	15.4%	0.0%	(0.3)%	0.0%	8.7%
Interest expense	(10,642)	—	—	5,435	—	—	(5,207)
Other expense, net	(4,032)	—	—	—	(1,288)	—	(5,320)
Income (loss) before provision for (benefit from) income taxes	(226,946)	172,251	96,325	5,435	(3,217)	—	43,848
Provision for (benefit from) income taxes	8,957	—	—	—	—	2,273	11,230
Net income (loss)	(235,903)	172,251	96,325	5,435	(3,217)	(2,273)	32,618
Net loss attributable to non-controlling interests	(1,019)	—	—	—	—	—	(1,019)
Adjustment attributable to non-controlling interests	6,533	—	—	—	6,533	—	—
Net income (loss) attributable to Coupa Software Incorporated	(241,417)	172,251	96,325	5,435	3,316	(2,273)	33,637
Net income (loss) per share, basic, attributable to Coupa Software Incorporated (1)	$(3.19)						$0.44
Net income (loss) per share, diluted, attributable to Coupa Software Incorporated (1)	$(3.19)						$0.43

(1)

GAAP net loss per share attributable to Coupa Software Incorporated is calculated based upon 75,635 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share attributable to Coupa Software Incorporated is calculated based upon 75,635 basic and 86,890 diluted weighted-average shares of common stock. As a result of our adoption of ASU 2020-06 on February 1, 2022, the company uses the if-converted method to calculate the non-GAAP net income per diluted share attributable to Coupa Software Incorporated related to the convertible notes. Approximately 9,699 shares related to the convertible notes were therefore included in the non-GAAP diluted share number, while the numerator used to compute this measure was increased by $3.4 million for after-tax interest expense savings related to our convertible notes.

(2)	Other consists of insurance proceeds for loss recoveries, gain on non-marketable investments and an adjustment attributable to redeemable non-controlling interests to its redemption amount.
(3)

During the nine months ended October 31, 2022, the company utilized a long-term projected tax rate in the computation of the non-GAAP provision for income taxes to provide better consistency across the interim reporting periods.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Nine Months Ended October 31, 2021

(in thousands, except percentages and per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Loss on Conversion of Convertible Senior Notes	Other (2)	Non-GAAP
Costs and expenses:
Costs of subscription	$154,701	$(11,063)	$(45,146)	$—	$—	$—	$98,492
Costs of professional services and other	81,865	(12,984)	(16,016)	—	—	—	52,865
Gross profit	55.5%	4.5%	11.5%	0.0%	0.0%	0.0%	71.5%
Research and development	125,625	(33,075)	—	—	—	—	92,550
Sales and marketing	237,902	(36,668)	(39,413)	—	—	—	161,821
General and administrative	116,139	(51,461)	—	—	—	—	64,678
Income (loss) from operations	(184,241)	145,251	100,575	—	—	—	61,585
Operating margin	(34.6)%	27.3%	18.9%	0.0%	0.0%	0.0%	11.6%
Interest expense	(90,854)	—	—	85,716	—	—	(5,138)
Other income (expense), net	(2,746)	—	—	—	357	—	(2,389)
Income (loss) before provision for (benefit from) income taxes	(277,841)	145,251	100,575	85,716	357	—	54,058
Provision for (benefit from) income taxes	(2,697)	2,550	5,448	—	—	746	6,047
Net income (loss)	(275,144)	142,701	95,127	85,716	357	(746)	48,011
Net loss attributable to non-controlling interests	(790)	—	—	—	—	—	(790)
Adjustment attributable to non-controlling interests	8,673	—	—	—	—	8,673	—
Net income (loss) attributable to Coupa Software Incorporated	(283,027)	142,701	95,127	85,716	357	7,927	48,801
Net income (loss) per share, basic, attributable to Coupa Software Incorporated (1)	$(3.85)						$0.66
Net income (loss) per share, diluted, attributable to Coupa Software Incorporated (1)	$(3.85)						$0.64

(1)

GAAP net loss per share attributable to Coupa Software Incorporated is calculated based upon 73,514 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share attributable to Coupa Software Incorporated is calculated based upon 73,514 basic and 76,431 diluted weighted-average shares of common stock. The company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.

(2)

Other consists of the removal of a one-time income tax benefit associated with the remeasurement of foreign deferred tax assets and an adjustment attributable to non-controlling interests to its redemption amount.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP Cash Flows from Operations to Adjusted Free Cash Flows and Adjusted Free Cash Flows Margin

(A Non-GAAP Financial Measure)

(in thousands, except percentages)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$71,298	$31,015	$150,134	$103,908
Less: purchases of property and equipment	(5,764)	(3,594)	(14,005)	(10,256)
Add: repayments of convertible senior notes attributable to debt discount	—	821	—	1,338

Adjusted free cash flows	$65,534	$28,242	$136,129	$94,990

Divided by: total revenues	$217,336	$185,816	$624,810	$531,991

Operating cash flows margin	32.8%	16.7%	24.0%	19.5%

Adjusted free cash flows margin	30.2%	15.2%	21.8%	17.9%

	Trailing Twelve Months Ended October 31,
	2022	2021
Net cash provided by operating activities	$214,316	$124,312
Less: purchases of property and equipment	(17,602)	(12,189)
Add: repayments of convertible senior notes attributable to debt discount	—	1,538
Add: one-time payout of legacy unvested equity awards accelerated in conjunction with a business combination	—	19,428

Adjusted free cash flows	$196,714	$133,089

Divided by: total revenues	$818,108	$695,535

Operating cash flows margin	26.2%	17.9%

Adjusted free cash flows margin	24.0%	19.1%